EXHIBIT 10(m)

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                   TELMARK LLC SUPPLEMENTAL SEVERANCE PROGRAM


I.     PURPOSE.

       The purpose of the Telmark LLC Supplemental Severance Program (the "Program") is to assist certain key employees who are involuntarily terminated in the transition to finding other employment and to retain such employees and motivate them to enhance the value of Telmark LLC (the "Company").

II.    ADMINISTRATION.

       This Program is administered by the "EBPAC" (the "Committee"), made up of at least four persons appointed by the Board of Directors of Agway, Inc.(the "Board"). The Committee has authority to interpret and carry out the terms of the Program, as well as to make final decisions about eligibility, benefits, and the like.

III.   ELIGIBLE EMPLOYEES.

       The employees eligible for Program participation shall be the key employees of the Company and its subsidiaries approved for participation herein by the Board and identified as such on Exhibit I hereto ("Eligible Employees"). An Eligible Employee shall only be entitled to a severance payment if (i) he or she terminates his or her employment for "Good Reason" (as defined herein) or his or her employment with the Company or one of its subsidiaries is involuntarily terminated other than for "Cause" (as defined herein) or at a time when Cause existed and (ii) such termination of employment follows a "Change in Control" (as defined herein) of the Company. For purposes of this Program, "Good Reason" means termination of employment by the Eligible Employee acting in good faith due to any of the following occurring without the Eligible Employee's prior consent (i) any adverse change in the Eligible Employee's title or any change in his or her reporting relationship, (ii) any diminution in his or her responsibility or authority or the assignment to the Eligible Employee of duties which are inconsistent with responsibilities normally performed by an executive at such Eligible Employee's level in similar businesses, (iii) any diminution in such Eligible Employee's compensation or benefits other than (a) a diminution in such Eligible Employee's compensation that is implemented in connection with an across the board reduction of executive salaries of the Company or (b) a modification or elimination of any benefit plan that affects other employees of the Company or other senior executives of the Company generally, (iv) the requirement that the Eligible Employee relocate outside of a 35-mile area of his or her home as of the date this Program is adopted by the Board, or (v) the
requirement  that  the  Eligible   Employee  sign  or  be  bound  by  a  written
noncompetition   agreement.   For  purposes  of  this  Program,   "Cause"  means
termination of an Eligible Employee's employment by the Company acting in good faith due to such Eligible Employee's (i) willful gross misconduct or gross negligence with respect to his or her responsibilities, including but not limited to misappropriating any funds or property of the Company, committing any
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act  involving  fraud,  failing to perform in all  material  respects any duties reasonably required in the course of his or her employment (other than such failure resulting from his or her incapacity due to illness) after the Company has notified such Eligible Employee and such Eligible Employee has failed to correct such failure within 10 days of such notice, violating in any material respect any written policy of the Company or of his or her duty of loyalty owed to the Company, or acting in any way that is materially detrimental to the business reputation of the Company, (ii) conviction of, or a plea of guilty or no contest to, a felony or crime of moral turpitude, or (iii) willful repeated use of alcohol or drugs, or the Eligible Employee's untreated alcoholism or drug abuse, in each case impairing his or her ability to perform his or her executive responsibilities. The determination of Cause by the Committee shall be final and binding on all parties. For purposes of this Program a "Change in Control" of the Company shall mean any of the following: (i) A person or entity or group of persons or entities independent of Agway, Inc., acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the issued and outstanding common stock of the Company; or (ii) The majority of the Company's Board of Directors is no longer comprised of the incumbent directors who constitute the Board of
Directors   on  the  date  of  the  adoption  of  this  Program  and  any  other individual(s) who becomes a director subsequent to the date of this Program whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or (iii) A sale or liquidation of all or substantially all of the assets of the Company; or
(iv) The Board shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (ii) above, and such transaction shall have been consummated. IV. SEVERANCE PAYOUT AMOUNT. The severance pay award amount payable to an Eligible Employee shall be equal to the product of the Applicable Percentage (as set forth on Exhibit I hereto) times the Eligible Employee's then current base salary, with such product reduced, but not below zero, by all other payments paid or payable by the Company, its subsidiaries and benefit Programs in the nature of severance payments, including without limitation, such payments made pursuant to any employment agreement, the Agway, Inc. Severance Program and the Employees' Retirement Program of Agway, Inc. The severance pay award payable to an Eligible Employee shall also be reduced by all applicable federal, state and local withholding.

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V.     RELEASE.

       Each Eligible Employee shall, as a condition to entitlement to a severance benefit under the Program, provide to the Company a Release, executed by the Eligible Employee, in the form set forth in Exhibit II to this Program.

VI.    FINANCING.

       All amounts due and benefits provided under the Program shall constitute general obligations of the Company in accordance with the terms of the Program. An Eligible Employee shall have only an unsecured right to payment thereof out of the general assets of the Company

VII.   TERMINATION AND AMENDMENT OF THE PROGRAM

       This Program shall become effective as of the date it is adopted by the Board and shall terminate without further Board action on December 31, 2004. The Board shall have the power at any time, in its discretion, to amend, in whole or in part, or terminate the Program prior to December 31, 2004, except that no amendment or termination shall impair or abridge the obligations of the Company or a subsidiary or the rights of the Eligible Employees under the Program without their prior written consent.

VIII.  BENEFIT OF PROGRAM

       The Program shall be binding upon and shall inure to the benefit of the Eligible Employee, the Eligible Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and the Company, its subsidiaries and their respective Successors. The term "Successor" shall mean any person, firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company or a subsidiary, as the case may be. If the Eligible Employees should die while any amounts would still be payable to the Eligible Employee hereunder if the Eligible Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Program to the Eligible Employee's devisee, legatee or other designee or, if there be no such designee, to the Eligible Employee's estate.

IX.    NON-ASSIGNABILITY

       Each Eligible Employee's rights under this Program shall be non-transferable except by will or by the laws of descent and distribution and except insofar as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

X.     EFFECT OF OTHER PROGRAMS

       Except as otherwise expressly provided herein, (a) nothing in the Program shall affect the level of benefits provided to or received by any Eligible Employee (or the Eligible Employee's estate or beneficiaries) as part of any employee benefit plan or program of the Company, its parent or any affiliate and
(b) the Program shall not be construed to affect in any way an Eligible Employee's rights and obligations under any other plan or program maintained by

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the  Company,  its parent or any  affiliate  on behalf of employees or any other contract between the Company or a subsidiary and the Eligible Employee. The Eligible Employee shall not be required to mitigate the amount of any payment under the Program by seeking employment or otherwise, and there shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation,
against  any  payments  to  the  Eligible  Employee,   the  Eligible  Employee's
dependents, beneficiaries or estate provided for in the Program.

XI.    TERMINATION OF  EMPLOYMENT

       Nothing in the Program shall be deemed to entitle an Eligible Employee to continued employment with the Company or a subsidiary, and the rights of the Company or a subsidiary to terminate the employment of an Eligible Employee in any lawful manner shall continue as fully as though this Program were not in effect.

XII.   SEVERABILITY

       In the event that any provision or portion of the Program shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Program shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

XIII.  GOVERNING LAW

       All questions pertaining to the construction, regulation, validity and effect of the provisions of the Program shall be determined in accordance with the laws of the State of New York.

XIV.   CLAIMS PROCEDURE

       The Committee has delegated the initial determination of claims for severance benefits to the applicable unit Human Resources office. If a claim for severance benefits is denied in whole or in part, the unit Human Resources office shall notify the Eligible Employee of its determination in writing within 90 days after receiving the claim. This written determination will include the reasons for the decision in layperson's terms, specific references to pertinent Program provisions, a description of any information or material necessary to perfect the claim, and a description of the review procedures described below. The period for making the determination may be extended for up to an additional 90 days, if necessary, provided the Eligible Employee is notified of the extension within the initial 90-day period.

       If an Eligible Employee's claim is denied, he or she may request a review of the denial by the Committee. Such request must be made in writing within 60 days after the Eligible Employee receives the denial, and should be submitted to the Committee. Such request should be accompanied by documents or records in support of the appeal. The Eligible Employee or his or her representative shall have a reasonable opportunity to submit issues and comments in writing and review pertinent documents.

       The Committee shall render its final decision, with specific reasons in writing, and send the decision to the Eligible Employee within 60 days of his or her request for review. If necessary, the period for making the decision may be

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extended for up to an  additional 60 days,  provided the Committee  notifies the
Eligible Employee of the extension within the initial 60-day period.

XV.    ERISA AND PARTICIPANT RIGHTS

       The Program is a welfare benefit plan subject to the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under ERISA, Eligible Employees under the Program are entitled to certain rights and protections. ERISA provides that all Eligible Employees under the Program shall be entitled to:

       (a) Examine, without charge, at the Company's offices and at other specified locations, such as work sites, all Program documents, including copies of all documents filed by the Program with the U.S. Department of Labor.


       (b) Obtain copies of Program documents and other Program information upon written request to the Committee. The Committee may make a reasonable charge for the copies.

       In additional to creating rights for Program participants, ERISA imposes duties upon the people who are responsible for the operation of the Program. The people who operate the Program, called "fiduciaries" of the Program, have a duty to do so prudently and in the interest of all Program participants. No one, including the Company or any other person, may discriminate against an Eligible Employee in any way to prevent him or her from obtaining a Program benefit or exercising his or her rights under ERISA. If an Eligible Employee's claim for a Program benefit is denied in whole or in part, he or she must receive a written explanation of the reason for the denial. An Eligible Employee has the right to have the Committee review and reconsider a denied claim. Under ERISA, there are steps an Eligible Employee can take to enforce the above rights. For instance, if an Eligible Employee requests materials from the Committee and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the Court may require the Committee to provide the materials and pay up to $110 a day until the Eligible Employee receives the materials, unless the materials were not sent because of reasons beyond the control of the Committee. If an Eligible Employee has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that Program fiduciaries misuse the Program's money, or an Eligible Employee is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person sued by the Eligible Employee to pay these costs and fees. If the Eligible Employee loses, the court may order him or her to pay these costs and fees, for example, if it finds his or her claim is frivolous. If an Eligible Employee has questions about the Program, he or she should contact the Program Administrator. If an Eligible Employee has questions about this statement or about his or her rights under ERISA, he or she should contact the nearest area Office of the U.S. Labor-Management Services Administration, Department of Labor.

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GENERAL INFORMATION ABOUT THE PROGRAM

Program sponsor               Agway, Inc.
                              P.O. Box 4933
                              Syracuse, NY  13221

                              Telephone:  (315) 449-2230

                              Federal Employer Identification No.:  15-0277720

Program Number:               ____

Program Administrator:        Employee Benefit Programs Administration Committee
                              ("EBPAC")

                              P.O. Box 4933
                              Syracuse, NY 13221

                              Telephone:  (315) 449-6412

Agent for Service of
  Legal Process:              General Counsel
                              Legal Department
                              Agway, Inc.
                              333 Butternut Drive
                              DeWitt, NY 13214

Service of legal process also may be made upon the Program Administrator

Program Year End:             June 30


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